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                                                                 EXHIBIT 10.26.1

                            AMENDMENT NUMBER FOUR TO
                           LOAN AND SECURITY AGREEMENT


       THIS AMENDMENT NUMBER FOUR TO LOAN AND SECURITY AGREEMENT, dated as of April 26, 2000 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of March 26, 1997 (as amended from time to time, the "Loan Agreement"), by and between ON-POINT TECHNOLOGY SYSTEMS, INC., (dba Lottery Enterprises, Inc.) ("Borrower"), on the one hand, and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast"), on the other hand. All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

                                    RECITALS

       WHEREAS, Borrower and Coast wish to amend the Loan Agreement pursuant to the terms and provisions set forth in this Amendment; and

       NOW, THEREFORE, the parties hereto agree as follows:

                                    AMENDMENT

       Section 1. AMENDMENT TO SECTION 1 OF THE SCHEDULE TO THE LOAN AGREEMENT. The figure in Section 1 of the Schedule to the Loan Agreement which currently is "$6,000,000" is changed to read "$10,000,000". The remainder of Section 1 of the Schedule remains unchanged.

       Section 2. AMENDMENT TO SECTION 2 OF THE SCHEDULE TO THE LOAN AGREEMENT.
Section 2 of the Schedule to the Loan Agreement as the same relates to Minimum Monthly Interest is hereby amended in its entirety to read as follows:

       "Minimum Monthly Interest (Section 1.2) An amount equal to the interest that would have accrued had the daily aggregate outstanding balance of all Loans been equal to thirty-five percent (35%) of the Maximum Dollar Amount."

       Section 3. AMENDMENT TO SECTION 4 OF THE SCHEDULE TO THE LOAN AGREEMENT.
Section 4 of the Schedule to the Loan Agreement as the same relates to the Early Termination Fee is hereby amended in its entirety to read as follows:

       "An amount equal to 3% of the Maximum Dollar Amount (as defined in the Schedule), if termination occurs on or before July 31, 2001; 2% of the Maximum Dollar Amount, if termination occurs after July 31, 2001 and on or before July 31 2002; and 1% of the Maximum Dollar Amount if termination occurs after July 31, 2002."

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       Section 4. AMENDMENT TO SECTION 4 OF THE SCHEDULE TO THE LOAN AGREEMENT.
Section 4 of the Schedule to the Loan Agreement as the same relates to the Maturity Date is hereby amended in its entirety to read as follows:

       "July 31, 2003, subject to automatic renewal as provided in Section 6.1 above and subject to early termination as provided in Section 6.2 above."

       Section 5. AMENDMENT TO SECTION 7 OF THE SCHEDULE TO THE LOAN AGREEMENT.
Section 7 of the Schedule to the Loan Agreement is hereby amended in its entirety to read as follows:

       "On and after April 7, 2000, Borrower shall maintain book net worth of at least Eight Million Dollars ($8,000,000); provided that such minimum amount shall be decreased by the amount, if any, of the write-down of Borrower's assets incurred in connection with the resolution of the issues respecting the Solutioneering assets (currently carried on Borrower's books at approximately $2,100,000."

       Section 6. AMENDMENT FEE. In connection with this Amendment Borrower shall pay to Coast a fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Fee"). The Fee shall be fully earned on the date hereof and payable in monthly installments on the last day of each month commencing with the last day of April, 2000 and continuing on the last day of each of the next succeeding thirty five (35) months,: provided, however, the unpaid balance shall be due and payable upon termination, if termination occurs at anytime prior to the payment in full of the Amendment Fee.

       Section 7. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the receipt by Coast of an executed copy of this Amendment executed by Borrower.

       Section 8. ENTIRE AGREEMENT. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Borrower represents, warrants and agrees that in entering into the Loan Agreement and consenting to this Amendment, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

       Section 9. CONFLICTING TERMS. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

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       Section 10. MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

       IN WITNESS HEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                       BORROWER:

                                       ON-POINT TECHNOLOGY SYSTEMS, INC.
                                       (dba Lottery Enterprises, Inc.)

                                       By /s/ Frederick Sandvick
                                          -----------------------------
                                           President or Vice President

                                       By /s/ Sam Stearman
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                                           Secretary or Ass't Secretary


                                       COAST:

                                       COAST BUSINESS CREDIT,
                                       a division of Southern Pacific Bank


                                       By /s/ R. Britton Terrell
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                                       Title  V. P.
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